SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):	November 17, 2004

webMethods, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-15681 (Commission File Number)	54-1807654 (I.R.S. Employer Identification No.)

3930 Pender Drive Fairfax, Virginia (Address of Principal Executive Offices)	22030 (Zip Code)

Registrant’s telephone number including area code:	(703) 460-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     webMethods received a Nasdaq Staff Determination on November 16, 2004, stating that the company is not in compliance with Nasdaq’s continued listing requirements, set forth in Nasdaq Marketplace Rule 4310(c)(14), because the company has not timely filed its Form 10-Q for the three months ended September 30, 2004 as previously announced by the company on November 10, 2004. As a result, the fifth character “E” will be appended to the company’s trading symbol. webMethods’ common stock will trade under the symbol “WEBME” starting on November 18, 2004. webMethods has requested a hearing before the Nasdaq Listing Qualifications Panel to review the Staff Determination.

Item 7.01      Regulation FD Disclosure.

     On November 17, 2004, webMethods, Inc. issued a press release announcing that the company had received the Nasdaq Staff Determination described above and had requested a hearing before a Nasdaq Listing Qualification Panel to review the Staff Determination. The press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01      Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

	Exhibit 99.1	Press release dated November 17, 2004.*

*	This exhibit is furnished to, but not filed with, the Securities and Exchange Commission

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

webMethods, Inc.

By:	/s/ MARY DRIDI
Name: Title:	Mary Dridi Chief Financial Officer

Date: November 17, 2004

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press release dated November 17, 2004.*

*	This exhibit is furnished to, but not filed with, the Securities and Exchange Commission